                                                           EXHIBIT 3.1


                           CERTIFICATE OF AMENDMENT OF
                       OF CERTIFICATE OF INCORPORATION OF
                              ACCURIDE CORPORATION

            It is hereby certified that:

            1. The name of the corporation is Accuride Corporation (the "Corporation") and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on November 14, 1986, and that a Certificate of Amendment of Certificate of Incorporation Before Payment of Capital of the Corporation was filed with the Secretary of State of Delaware on December 9, 1986, and that a Certificate of Correction to the Certificate of Amendment of the Corporation was filed with the Secretary of State of Delaware on December 12, 1986, and that a Certificate of Ownership and Merger of the Corporation was filed with the Secretary of State of Delaware on December 27, 1989.

            2. The Certificate of Incorporation of the Corporation, as amended, is hereby amended by striking out Paragraph 4 thereof and by substituting in lieu of said Paragraph the following new Paragraph:

                  4. The corporation shall have authority to issue two classes of stock to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares which the corporation shall have authority to issue is Fifty Thousand (50,000) shares. Forty Five Thousand (45,000) shall be Common Stock and Five Thousand (5,000) shall be Preferred Stock, each with par value of $0.01 per share.

            3. The amendment of the Certificate of Incorporation herein has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, Accuride Corporation has caused this certificate to be signed by William P. Greubel, its President, as of January 21, 1998

                                         By: /s/ William P. Greubel
                                            -----------------------------
                                            William P. Greubel,
                                            President

         FILED
      DEC 27 1989
/s/ [illegible] 1:30 P.M.
    SECRETARY OF STATE

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     Merging

                     NORTH AMERICAN WHEEL ACQUISITION CORP.,

                             a Delaware Corporation,

                                      into

                  ACCURIDE CORPORATION, a Delaware Corporation,

                             Pursuant to Section 253

                   of the General Corporation Law of Delaware

            NORTH AMERICAN WHEEL ACQUISITION CORP., a Delaware corporation ("North American Wheel"), does hereby certify:

            FIRST: That North American Wheel owns all the outstanding shares of stock of ACCURIDE CORPORATION, a Delaware corporation ("Accuride").

            SECOND: That North American Wheel has determined to and does hereby merge itself into Accuride pursuant to the following resolutions of the Board of Directors of North American Wheel, duly adopted by the unanimous written consent of the members of such Board on December 21, 1989 and filed with the minutes of such Board:

                                     MERGER

            RESOLVED, that; subject to the approval of the sole stockholder of all of the outstanding stock of the Corporation, the Corporation merge into ACCURIDE CORPORATION, a Delaware corporation ("Accuride"), pursuant to Section 253 of the General Corporation Law of the State of Delaware; and

            FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State or the State of Delaware of a Certificate of Ownership and Merger; and

            FURTHER RESOLVED, that upon the effective date of the merger, (a) each of the 100 outstanding shares of Common Stock of Accuride, all of which are owned by the Corporation immediately prior to the merger, shall, by virtue of the merger and without any action on the part of the Corporation, be cancelled, and no cash or security or other property shall be issued in respect thereof and (b) the 1,000,000 authorized and outstanding shares of Common Stock of the Corporation and the 4,500 authorized and outstanding shares of Cumulative Preferred Stock of the Corporation shall in the aggregate, by virtue of the merger and without any action on the part of the Corporation, become 100 shares of authorized and outstanding Common Stock of Accuride, and each holder of shares of Common Stock and Cumulative Preferred Stock of the Corporation shall be issued one share of Common Stock of Accuride for every 10,000 shares of Common Stock and 45 shares of Cumulative Preferred Stock of the Corporation held upon surrender of certificates therefor; and

            FURTHER RESOLVED, that upon the effective date of the merger, the directors and officers of Accuride shall remain as such directors and officers, unaffected and unimpaired by the merger; and

            FURTHER RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed (a) to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions to merge this Corporation into Accuride, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of the State of Delaware and certified copies to be recorded in the offices of the Recorder of the County in Delaware in which the registered offices of the Corporation and Accuride are located, and (b) to do all acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or proper to effect said merger.

            THIRD: That the merger has been approved by (a) resolutions duly adopted by the unanimous written consent of the Board of Directors of North American Wheel, in accordance with Section 253 of the General Corporation Law of the State of Delaware (the "GCL") and (b) the unanimous written consent of Phelps Dodge Corporation, a New York corporation ("Phelps Dodge"), the sole stockholder of all of the outstanding shares of stock of North American Wheel, in accordance with Section 228(a) of the GCL, pursuant to which Phelps Dodge waived the statutory notice set forth in Section 253(a) of the GCL.

            IN WITNESS THEREOF, North American Wheel has caused this certificate to be signed by Douglas C. Yearley, its President, and attested by William C. Tubman, its Secretary, this 21st day of December, 1989.

                                    NORTH AMERICAN WHEEL
                                      ACQUISITION CORP.


                                    By /s/ D.C. Yearley
                                       --------------------------
                                       President

ATTEST:


/s/ W.C. Tubman
------------------------
     Secretary

      FILED
    DEC 9 1986
 /s/ [illegible]
SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                          BEFORE PAYMENT OF CAPITAL OF
                            UNITED STATES WHEEL CORP.

                         ------------------------------

                         Adopted in accordance with the
                        provisions of Section 241 of the
                           General Corporation Law of
                              the State of Delaware

            I, V. A. Brookens, the sole incorporator of United States Wheel Corp., a corporation organized and existing under the laws of the State of Delaware, do hereby certify as follows:

            FIRST: That the Certificate of Incorporation of the corporation is hereby amended by striking out Paragraph 1 in its entirety and substituting in lieu thereof a new Paragraph 1 as follows:

            "1.   The name of the corporation is Accuride Corporation."

                  That the Certificate of Incorporation of the Corporation is hereby further amended by creating a new Paragraph 7 as follows:

            "7.         To the fullest extent permitted by the General
                  Corporation Law of the State of Delaware as it now exists or may hereafter be amended, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the corporation or its stockholders.

                        Any repeal or modification of the foregoing paragraph by
                  the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification."

            SECOND: That the corporation has not received any payment for any of its stock.

            THIRD: That the foregoing amendments have been duly adopted, pursuant to the provisions of Section 241 of the General Corporation Law of the State of Delaware, by the sole incorporator, no directors having been named in the Certificate of Incorporation and no directors having been elected.

            IN WITNESS WHEREOF, I have signed this Certificate of Amendment of Certificate of Incorporation as of the 9th day of December, 1986.

                                           /s/ V. A. Brookens
                                               ----------------------------
                                               V. A. Brookens
                                               Sole Incorporator

      FILED
   DEC 12 1986
 /s/ [illegible]
SECRETARY OF STATE

                            CERTIFICATE OF CORRECTION
                              TO THE CERTIFICATE OF
                        AMENDMENT OF ACCURIDE CORPORATION

                        [Filed to correct a certain error
                          as filed in the office of the
                        Secretary of State of Delaware on
                                December 9, 1986]

            Mitt Romney and Geoffrey S. Rehnert, being a majority of the directors of Accuride Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("the Corporation"), pursuant to Section 103(f) of the General Corporation Law, do hereby certify as follows:

      1. That the Certificate of Amendment to Certificate of Incorporation of Accuride Corporation as filed on December 9, 1986 with the Delaware Secretary of State was an inaccurate record of the corporate action taken therein and requires correction.

      2. That the Certificate of Amendment inaccurately stated no directors of the Corporation were elected, pursuant to Section 241 of the General Corporation Law of the State of Delaware.

      3. That the Certificate of Amendment of the Corporation is hereby rescinded.

      4. That the directors of the Corporation attach a corrected Certificate of Amendment to Certificate of Incorporation setting forth an accurate record of the corporte action.

      IN WITNESS WHEREOF, said Accuride Corporation has caused this Certificate to be signed by a majority of its directors this 11th day of December, 1986.

                                       ACCURIDE CORPORATION


                                       /s/ Mitt Romney
                                       -----------------------------
                                       Mitt Romney,Director


                                       /s/ Geoffrey S. Rehnert
                                       -----------------------------
                                       Geoffrey S. Rehnert, Director

      FILED
   DEC 12 1986
 /s/ [illegible]
SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

                                       OF

                            UNITED STATES WHEEL CORP.

            1. The name of the corporation is:

                            UNITED STATES WHEEL CORP.

            2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

            3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            4. The total number of shares of common stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Cent ($0.01) amounting in the aggregate to Ten Dollars ($10.00).

            5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

            6. The name and mailing address of the incorporator is:

                            V. A. Brookens
                            Corporation Trust Center
                            1209 Orange Street
                            Wilmington, Delaware 19801

            I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this [illegible] day of November, 1986.


                                     /s/ V. A. Brookens
                                         ------------------------------
                                         V. A. Brookens